UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
On February 8, 2013, Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”), Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, the operating partnership of the Company, and Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (the “Advisor”) entered into an amendment (the “Amendment”) to the advisory agreement dated September 28, 2011.
Among other things, the Amendment modifies the performance fee calculation methodology and provides that, in the event that the net asset value (“NAV”) per share of the Company’s common stock decreases below $15.00 (the “Base NAV”), the performance fee will not be calculated on any increase in NAV up to the Base NAV. In addition, the performance fee will not be paid with respect to any calendar year in which the NAV per share of the Company’s common stock, as of the last business day of such calendar year, is less than the Base NAV. These changes are effective as of January 1, 2013. Subject to these limitations, the performance fee will continue to be based on the Company’s annual total return to stockholders, such that for any calendar year in which the Company’s annual total return exceeds 6%, the Advisor will be entitled to 25% of the excess total return, but in no event will the performance fee exceed 10% of the annual total return for such calendar year.
The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Title

10.1
First Amendment to the Advisory Agreement by and among Cole Real Estate Income Strategy (Daily NAV), Inc., Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP and Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, dated as of February 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 13, 2013	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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